UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

JAGUAR ANIMAL HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  Election of New Director

On December 15, 2016, the Board of Directors (the “Board”) of Jaguar Animal Health, Inc. (the “Company”), by resolution as contemplated in the Company’s bylaws, increased the size of the Board from six to seven directors. In connection therewith, and to fill the newly created vacancy, the Board appointed Dr. Ari Azhir, age 69, to serve as a Class I director of the Company until the 2019 annual meeting of stockholders or until her successor is elected and qualified. Dr. Azhir was also appointed by the Board to serve as a member of the Audit Committee and the Compensation Committee and Nominating Committee.

Accordingly, the current composition of the Board’s committees is as follows:

Audit Committee: Messrs. Bochnowski, Micek and Qiu, Dr. Yang and Dr. Azhir

Compensation Committee:  Messrs. Bochnowski, Kamphuis and Micek and Dr. Azhir

Nominating Committee: Messrs. Bochnowski, Kamphuis and Micek

Dr. Azhir is an entrepreneur and founder and CEO of two companies focused on central nervous system (CNS) therapeutics: Neuraltus Pharmaceuticals and Neurocea LLC. She has broad experience launching and building life science companies and has successfully commercialized and brought more than 20 healthcare products to market, ranging from small molecule pharmaceuticals for CNS and dermatology to disruptive technologies in medical devices. These technologies include flow cytometry products at Becton Dickinson and ultrasound devices at Accuson, where she held executive management positions. Dr. Azhir has wide-ranging drug development experience and has filed an NDA and gained approval for Luxiq®, a drug that has been successfully commercialized. She also has extensive experience building strong patent portfolios and is the key inventor and patent holder of 12 patents. She serves on the translational research board of UCSF and has served on private boards (Polar Springs and Neuraltus), as well as nonprofit boards (The Hearing Society and American Women in Science).

Dr. Azhir received her B.SC in Biochemistry and Mathematics, as well as her M.Ph. in Biophysics, from Kings’ College, London University, and received a PhD. in Biophysics from Tehran University.

On December 19, 2016, the Company issued a press release with respect to the foregoing, a copy of which is filed as Exhibit 99.1 hereto.

In connection with Dr. Azhir’s appointment to the Board and its Committees, the Board, upon recommendation of the Compensation Committee, granted Dr. Azhir options to purchase 98,050 shares of the Company’s common stock under its 2014 Stock Incentive Plan, all of which vest monthly over 3-years such that they are vested in full on the 3-year anniversary of the grant date, have an exercise price of $0.74 per share, and expire 10-years from the grant date.

Item 9.01        Financial Statements and Exhibits

(d)        Exhibits

Exhibit No.	Description
99.1	Jaguar Animal Health, Inc. Press Release dated December 19, 2016.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR ANIMAL HEALTH, INC.

By:	/s/ Karen S. Wright
	Name:	Karen S. Wright
	Title:	Chief Financial Officer

Date: December 19, 2016

3